SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

COGNEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COGNEX CORPORATION

SUPPLEMENT TO PROXY STATEMENT FOR

SPECIAL MEETING IN LIEU OF

THE 2013 ANNUAL MEETING OF SHAREHOLDERS

This supplement, dated April 2, 2013, supplements the proxy statement filed by Cognex Corporation (the “Company”) with the Securities and Exchange Commission on March 13, 2013, relating to the Company’s Special Meeting in lieu of the 2013 Annual Meeting of Shareholders (the “Meeting”) to be held at 9:00 a.m., local time, on Thursday, April 25, 2013, at the Company’s headquarters at One Vision Drive, Natick, Massachusetts 01760.

The Board of Directors of the Company regrets to report that Jerald G. Fishman passed away on March 28, 2013. Mr. Fishman had served on the Company’s Board of Directors since 1998, and prior to his death, served as a member of both the Compensation/Stock Option Committee and the Nominating and Corporate Governance Committee. Mr. Fishman, who was serving a term as director ending in 2014, was not among the nominees standing for election to the Board of Directors at the Meeting.